SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             _______________________

                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                             _______________________


                       Date of Report
                       (Date of earliest
                       event reported):        May 9, 2001


                           SCHULTZ SAV-O STORES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


   Wisconsin                       0-549                          39-0600405
---------------               ----------------               -------------------
(State or other               (Commission File                  (IRS Employer
jurisdiction of                    Number)                   Identification No.)
incorporation)


                  2215 Union Avenue, Sheboygan, Wisconsin 53081
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code)


                                 (920) 457-4433
                         -------------------------------
                         (Registrant's telephone number)

Item 9.  Regulation FD Disclosure.

     On May 9, 2001, the Registrant issued the following press release, which it is hereby furnishing in this Form 8-K.


FOR IMMEDIATE RELEASE

           Contacts:
           Elwood F. Winn              Armand C. Go
           President and CEO           V.P., CFO, Treasurer & Secretary
           920-208-4100                920-208-4200



      SCHULTZ SAV-O REPORTS RECORD FIRST QUARTER SALES, EARNINGS PER SHARE Supermarket Retailer's Board Proposes Holding Company Structure and Related
 Name Change to Facilitate Acquisition Strategy, Declares Second QuarterDividend


SHEBOYGAN, WI, May 9, 2001.....Schultz Sav-O Stores, Inc. (Nasdaq: SAVO) today reported record sales and earnings per share for the first quarter of 2001 ending April 21, 2001.

Net sales for the first quarter of 2001 were a record $155.7 million, a 5.4% increase over last year's first quarter sales of $147.7 million. Net earnings for the first quarter of 2001 were $1.89 million, an increase of 1.2% over net earnings of $1.87 million for the same period in 2000. Diluted earnings per share for the first quarter of 2001 were a record $0.34, a 9.7% increase over diluted earnings per share of $0.31 for the same period of 2000.

Retail sales for the first quarter of 2001 improved 3.6% to $64.5 million, compared to $62.2 million in 2000. Net wholesale sales for the first quarter of 2001 increased 6.7% to $91.2 million, compared to $85.5 million last year.

"A key factor behind the sales improvements from both our retail and wholesale operations was our successful Piggly Wiggly(R) Preferred Power Pricing marketing and promotional program that we initiated in January 2001," said Elwood F. Winn, president and chief executive officer of Schultz Sav-O Stores. "Our sales improvement also benefited from store closures by certain of our competitors in the past 12 months; the replacement of one corporate store in Racine, Wisconsin in May 2000 and one franchise store in Slinger, Wisconsin in January 2001; and the opening of a new market franchise store in Kewaskum, Wisconsin in June 2000. For our Piggly Wiggly franchise and corporate retail chain, same store sales for the first quarter of 2001 increased 2.8% compared to the same period in 2000."

"While our first quarter net earnings were slightly ahead of last year's, our diluted earnings per share represented a percentage increase higher than our net earnings improvement due to our continued share repurchases since the first quarter of 2000," Winn said.

"Our gross margin increased nominally to 16.7% in the first quarter of 2001 from 16.6% for the same period last year. Due to improvements in the merchandising mix, we were able to maintain our gross margin in spite of aggressive marketing promotions related to our growth initiatives. Operating expenses were 14.8% in the first quarter of this year compared to 14.5% in the same period of 2000. The increase in operating and administrative expenses was due, in large part, to incremental professional fees related to various strategic initiatives the Company is currently undertaking and incremental retail subsidies related to the closures of two under-performing and non-competitive franchise stores. The Company anticipates these closures will have a positive impact on its long-term profitability."

In related news, the board of directors of Schultz Sav-O Stores has proposed restructuring its corporate structure to create a holding company, Fresh Brands, Inc. The proposal, which requires shareholder approval, is included in the proxy statement for the Company's annual shareholder meeting scheduled for May 30, 2001. Winn indicated that Schultz's board of directors believes that the proposed restructuring could be helpful in a number of ways. "We believe that the reorganization will assist us in retaining corporate cultures associated with brand names of acquired stores, maintain distinct management teams under different names and formats, improve our ability to operate stores of different brand names, provide greater flexibility in meeting financing needs, and create one entity, Fresh Brands, that will be recognized by shareholders, the public and financial institutions," Winn said.

If the proposal is approved by Schultz's shareholders, each Schultz shareholder will automatically (and without any action on his or her part) receive one share of Fresh Brands, Inc. stock for every share of Schultz stock that he or she owns. Schultz expects Fresh Brands to trade on the Nasdaq National Market System under the symbol "FRSH" beginning in early June.

"Our belief is that, as we pursue growth and expansion initiatives, the name 'Fresh Brands' will more accurately reflect the future growth and direction of the Company" said Winn. "As we move forward, we believe our expansion will occur through the addition of individual stores or group of stores which may operate under the Piggly Wiggly name, as well as multi-store acquisitions under other brand names."

As part of that strategy, on April 18, 2001, Schultz announced that its affiliate, Schultz Acquisition Corp., a subsidiary of Fresh Brands, had signed a definitive purchase agreement to acquire Brodbeck Enterprises, Inc., the Platteville, Wisconsin-based operator of Dick's Supermarkets. Dick's Supermarkets operates eight stores in southwestern Wisconsin and northwestern Illinois. The Company anticipates the closing date to be June 16, 2001.

Separately, on March 20, 2001, Schultz's board of directors declared a second quarter 2001 cash dividend of $0.09 per share of common stock. The dividend is payable on June 8, 2001 to shareholders of record on May 23, 2001.

Also, separately, the Company has committed to repurchase 282,074 shares of Schultz common stock from former directors and officers within the next two weeks. The aggregate repurchase price for these transactions is projected to approximate $3.3 million. These repurchases will not be part of the Company's current $25 million stock repurchase plan.

As a follow-up to this release, Schultz Sav-O Stores will host a conference call Friday, May 11, 2001, at 2:00 p.m. Eastern/1:00 p.m. Central Daylight Time to discuss this press release. Interested parties are invited to call 1-888-455-5419 (press 7286 as passcode, call leader is Elwood Winn). Further, if any interested party cannot attend the scheduled conference call on May, 11, 2001, you can call 1-888-566-0130, passcode 2674, anytime between May 11, 2001 and May 18, 2001 to listen to a replay of the conference call.

Schultz Sav-O Stores, Inc. is a supermarket retailer and grocery wholesaler through corporate-owned retail and franchised supermarkets. The corporate-owned and franchised retail supermarkets currently operate under the Piggly Wiggly(R) brand. As of May 9, 2001, Schultz Sav-O Stores had 70 franchised supermarkets, 19 corporate-owned stores in eastern Wisconsin and northern Illinois and two distribution centers.

For more information, please visit Schultz Sav-O's Web site at www.shopthepig.com.



                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain matters discussed in this press release are forward-looking statements" intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statement will include words such as the Company believes, anticipates, expects or words of similar import. Similarly, statements that describe the Company's future plans, objectives, strategies or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties including, but not limited, to the following: (1) presence of intense competitive market activity in the Company's market areas;(2) ability to identify and develop new market locations for expansion purposes; (3) continuing ability to obtain reasonable vendor marketing funds for promotional purposes;
(4) ongoing advancing information technology requirements; (5) ongoing absence of food price inflation; (6) the Company's ability to continue to recruit, train and retain quality franchise and corporate retail store operators; (7) the potential recognition of repositioning charges resulting from potential closures, conversions and consolidations of retail stores due principally to the competitive nature of the industry and to the quality of the Company's retail store operators; and (8) the Company's ability to integrate and assimilate the acquisition of Brodbeck Enterprises, Inc., and to achieve, on a timely basis, the Company's anticipated benefits and synergies thereof. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.



                                      # # #

                           Schultz Sav-O Stores, Inc.
                       Consolidated Statement of Earnings
                                   (Unaudited)

                                                     For the 16-weeks ended
                                               April 21, 2001     April 22, 2000
                                               --------------     --------------

Net sales...................................   $ 155,724,000      $ 147,688,000
Cost of products sold.......................     129,662,000        123,230,000
                                               -------------      -------------
 Gross profit...............................      26,062,000         24,458,000
Operating and administrative expense........      23,118,000         21,459,000
                                               -------------      -------------
 Operating income...........................       2,944,000          2,999,000
                                               -------------      -------------
Interest income.............................         388,000            276,000
Interest expense............................        (284,000)          (262,000)
                                               -------------      -------------
Earnings before income taxes................       3,048,000          3,013,000
Provision for income taxes..................       1,158,000          1,145,000
                                               -------------      -------------
Net earnings................................   $   1,890,000      $   1,868,000
                                               =============      =============

Earnings per share-diluted..................   $        0.34      $        0.31
                                               =============      =============
Cash dividends per share of common stock....   $        0.09      $        0.09
                                               =============      =============

Weighted average common shares and
equivalents.................................       5,518,000          5,999,000



                                      # # #

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  SCHULTZ SAV-O STORES, INC.



Date:  May 9, 2001                By:  /s/ Armand C. Go
                                     -------------------------------------------
                                     Armand C. Go
                                     Vice President and Chief Financial Officer